Exhibit 5.2

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER’S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, N.W. WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

October 13, 2022

Medlab Clinical Ltd.
Units 5 and 6, 11-13 Lord Street
Botany, New South Wales 2019

Re:  Medlab Clinical Ltd.

Ladies and Gentlemen:

We have acted as counsel to Medlab Clinical Ltd. (the “Company”) in connection with the Company’s registration statement on Form F-1, as publicly filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 13, 2022 (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended, with respect to the Company’s offering (the “Offering”), of [●] ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”), [●] share purchase warrants to purchase the Company’s Ordinary Shares (the “Share Purchase Warrants”), [●] pre-funded warrants to purchase the Company’s Ordinary Shares (the “Pre-Funded Warrants” and, together with the Share Purchase Warrants, the “Warrants”), and  [●] ordinary shares issuable upon the exercise of the Warrants (together with the Ordinary Shares and the Warrants, the “Securities”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”); the warrant agreement relating to each of the Warrants, and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:
1. The Warrants have been duly authorized by the Company; and
2. The Warrants, when issued, sold and paid for as contemplated in the Prospectus and in accordance with the terms of the warrant agreement, the Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.
This opinion is limited to the laws of the State of New York, as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP
Seward & Kissel LLP